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                                                                    EXHIBIT 23.4






                      CONSENT OF RYDER SCOTT COMPANY, L.P.


         We hereby consent to references to our firm in this Registration Statement No. 333-63920 on Form S-3, as amended (the "Registration Statement"), of PetroQuest Energy, Inc. (the "Company"), under the headings "Risk Factors," "Summary Operating and Reserve Data" and "Experts," and in the Form 10-K for the year ended December 31, 2001, of the Company, under the headings "Risk Factors" and "Oil and Gas Reserves." We further consent to the incorporation by reference into the Registration Statement of information relating to certain estimated quantities of the Company's proved reserves of oil and gas, future net income and discounted future net income contained in our reports as of December 31, 1999, 2000 and 2001 set forth in the Company's Form 10-K for the year ended December 31, 2001, and our report as of June 30, 2001. The referenced reserve reports were dated February 28, 2000, February 16, 2001, July 13, 2001 and March 18, 2002.



                                       /s/  RYDER SCOTT COMPANY, L.P.
                                       ------------------------------
                                            RYDER SCOTT COMPANY, L.P.



Houston, Texas
October 28, 2002